                                                                      EXHIBIT 24


                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint JAMES F. KEEN, CLYDE A. BILLINGS, JR., and MILTON A. GUTELIUS, JR., jointly and each of them severally, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute and sign the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission, pursuant to the provisions of the Securities Act of 1933, by First Tennessee National Corporation ("Corporation") relating to the issuance of $30,000,000 Deferred Compensation Obligations of the Corporation pursuant to the First Horizon Nonqualified Deferred Compensation Plan ("Plan") and, further, to execute and sign any and all pre-effective and post-effective amendments thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, or their or his or her substitute or substitutes, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all the acts that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


        Signature                                       Title                                   Date

Ralph Horn                                  Chairman of the Board and
----------------------------                a Director                                     June 11, 2003
Ralph Horn

J. Kenneth Glass                            President, Chief Executive
----------------------------                Officer and a Director (principal
J. Kenneth Glass                            executive officer)                             June 11, 2003

James F. Keen                               Executive Vice President, Chief
----------------------------                Financial Officer and Corporate
James F. Keen                               Controller (principal financial officer
                                            and principal accounting officer)              June 11, 2003

Robert C. Blattberg                         Director                                       June 11, 2003
----------------------------
Robert C. Blattberg

George E. Cates                             Director                                       June 11, 2003
----------------------------
George E. Cates

James A. Haslam, III                        Director                                       June 11, 2003
----------------------------
James A. Haslam, III


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

R. Brad Martin                              Director                                           June 11, 2003
----------------------------
R. Brad Martin

Vicki R. Palmer                             Director                                           June 11, 2003
----------------------------
Vicki R. Palmer

Michael D. Rose                             Director                                           June 11, 2003
----------------------------
Michael D. Rose

William B. Sansom                           Director                                           June 11, 2003
----------------------------
William B. Sansom

Jonathan P. Ward                            Director                                            May 13, 2003
----------------------------
Jonathan P. Ward

Luke Yancy III                              Director                                            May 13, 2003
----------------------------
Luke Yancy III


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